As filed with the Securities and Exchange Commission on December 28, 2007.

File No. 333-133052

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-4087132 (I.R.S. Employer Identification Number)

750 Lexington Avenue
New York, New York 10022
(212) 531-5965
(Address of Principal Executive Offices)

Keryx Biopharmaceuticals, Inc. 2006 CFO Incentive Plan
Keryx Biopharmaceuticals, Inc. 2004 President Incentive Stock Option Plan
Keryx Biopharmaceuticals, Inc. 2002 CEO Incentive Stock Option Plan
Keryx Biopharmaceuticals, Inc. Non-Plan
(Full Title of the Plans)

Beth F. Levine
Senior Vice President, General Counsel and Chief Compliance Officer
Keryx Biopharmaceuticals, Inc.
750 Lexington Avenue
New York, New York 10022
(212) 531-5965
(Name and Address of Agent For Service)

Copy to:
Mark F. McElreath, Esq.
Alston & Bird LLP
90 Park Avenue
New York, New York 10016
(212) 210-9595
_________________________

DEREGISTRATION OF COMMON STOCK - EXPLANATORY STATEMENT

On April 6, 2006, Keryx Biopharmaceuticals, Inc. (the “Company”), a Delaware corporation, filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8, File No. 333-133052 (the “Registration Statement”), in order to register 3,562,657 shares of the Company’s common stock, par value $0.001 per share (the "Common Stock"), which included 500,000 shares of Common Stock underlying a grant of stock options granted pursuant to the Keryx Biopharmaceuticals, Inc. 2006 CFO Incentive Plan (the “CFO Plan”) and 60,000 shares of Common Stock underlying a grant of stock options granted pursuant to the Keryx Biopharmaceuticals, Inc. Non-Plan (the “Non-Plan”).

This Post-Effective Amendment No. 1 to the Registration Statement is being filed pursuant to Item 512(a)(3) of Regulation S-K for the purpose of deregistering 500,000 shares of Common Stock originally registered on the Registration Statement with respect to the CFO Plan and 60,000 shares of Common Stock originally registered on the Registration Statement with respect to the Non-Plan. The Company is deregistering the remaining shares of Common Stock issuable under the CFO Plan and the Non-Plan because the stock options granted under such plans are no longer exercisable. Accordingly, the Company hereby withdraws from registration under the Registration Statement the 500,000 shares that have not been and will not be issued under the CFO Plan and the 60,000 shares that have not been and will not be issued under the Non-Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on this 28th day of December, 2007.

KERYX BIOPHARMACEUTICALS, INC.
By:	/S/ Michael S. Weiss
Michael S. Weiss Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of December 28, 2007.

Signatures	Title

/S/ Michael S. Weiss Michael S. Weiss	Chairman and Chief Executive Officer (principal executive officer)
/S/ Mark Stier Mark Stier	Vice President and Chief Accounting Officer (principal financial and accounting officer)
Kevin J. Cameron	Director
Wyche Fowler, Jr.	Director
/S/* I. Craig Henderson, M.D.	Director
/S/* Malcolm Hoenlein	Director
/S/ Jack Kaye Jack Kaye	Director
/S/* Eric Rose, M.D.	Director
Michael P. Tarnok	Director

*By: /S/ Michael S. Weiss Michael S. Weiss Attorney-in-fact